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                 EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS
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We consent to the incorporation by reference, in the Registration Statement
(Form S-8 No. 33-94450) pertaining to the 1991 Stock Option Plan of Plasma & Materials Technologies, Inc. of our report dated February 26, 1997, with respect to the consolidated financial statements of Trikon Technologies, Inc. included in the Annual Report on Form 10-K of Trikon Technologies, Inc. for the year ended December 31, 1996.

                                /s/ ERNST & YOUNG
                                Chartered Accountants
                                 Registered Auditor


Woodland Hills, California
April 11, 1997